Exhibit 4.2

Execution Copy

AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

OMNIBUS AMENDMENT

TO SERIES SUPPLEMENTS

This OMNIBUS AMENDMENT TO SERIES SUPPLEMENTS, dated as of January 29, 2014 (this “Amendment”), to the Supplements (as hereinafter described) to the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006 (as so amended and restated and in effect on the date hereof, the “Agreement”), among American Express Receivables Financing Corporation II, a Delaware corporation (“RFC II”), American Express Receivables Financing Corporation III LLC, a Delaware limited liability company (“RFC III”), and American Express Receivables Financing Corporation IV LLC, a Delaware limited liability company (“RFC IV”), as Transferors, American Express Travel Related Services Company, Inc., a New York corporation (“TRS”), as Servicer, and The Bank of New York Mellon (formerly The Bank of New York), a New York banking corporation, as Trustee (in such capacity, the “Trustee”) and as Securities Intermediary, is made and entered into as of January 29, 2014.

RECITALS

WHEREAS, RFC II, RFC III and RFC IV, as Transferors, TRS, as Servicer, and the Trustee have previously entered into: (i) the Series 2004-2 Supplement, dated as of June 2, 2004; (ii) the Series 2005-2 Supplement, dated as of March 24, 2005; (iii) the Series 2007-2 Supplement, dated as of February 14, 2007; (iv) the Series 2008-2 Supplement, dated as of February 22, 2008; (v) the Series 2008-4 Supplement, dated as of April 17, 2008; (vi) the Series 2008-6 Supplement, dated as of July 24, 2008; (vii) the Series 2009-D-II Supplement, dated as of June 5, 2009; (viii) the Series 2009-2 Supplement, dated as of September 11, 2009; (ix) the Series 2011-1 Supplement, dated as of October 12, 2011; (x) the Series 2012-1 Supplement, dated as of June 22, 2012; (xi) the Series 2012-2 Supplement, dated as of August 21, 2012; (xii) the Series 2012-3 Supplement, dated as of August 21, 2012; (xiii) the Series 2012-4 Supplement, dated as of November 8, 2012; (xiv) the Series 2012-5 Supplement, dated as of November 8, 2012; (xv) the Series 2013-1 Supplement, dated as of July 25, 2013; (xvi) the Series 2013-2 Supplement, dated as of November 13, 2013; and (xvii) the Series 2013-3 Supplement, dated as of November 13, 2013;

WHEREAS, the series supplements listed in the preceding paragraph are, collectively and in each case as amended to date, the “Supplements”; and

WHEREAS, pursuant to Section 13.01(a) of the Agreement, the parties hereto desire to amend each Supplement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the respective Supplements or the Agreement, as the case may be.

ARTICLE II

AMENDMENTS TO SUPPLEMENTS

SECTION 2.01. Amendments to Article IV.

(a) The first three sentences of subsection 4.03(a)(ii) of the Series Supplement are hereby deleted and replaced with the following:

At the written direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer; provided, however, that if no such written direction is provided, funds on deposit in the Principal Funding Account shall remain uninvested. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 20[    ]-[    ]1 Certificateholders; provided that on each Distribution Date all interest and other investment income (net of losses and investment expenses) (“Principal Funding Account Investment Proceeds”) on funds on deposit therein shall be applied as set forth in paragraph (iii) below. Subject to the first sentence of this paragraph (a)(ii), funds on deposit in the Principal Funding Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Distribution Date.

(b) The first two sentences of subsection 4.12(b) of the Series Supplement are hereby deleted and replaced with the following:

Funds on deposit in the Reserve Account shall be invested at the written direction of the Servicer by the Trustee in Eligible Investments; provided, however, that if no such written direction is provided, funds on deposit in the Reserve Account shall remain uninvested. Subject to the immediately preceding sentence, funds on deposit in the Reserve Account on any Transfer Date, after giving effect to any withdrawals from the Reserve Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date.

[1]	To reference applicable Series.

SECTION 2.02. Amendment to Exhibits. Exhibit C-1 to each Supplement shall be amended as follows:

(a) The following item shall be inserted after “Ending Total Principal Balance” under “A. Trust Activity” in Exhibit C-1:

Ending Total Receivables	$	[	]

(b) The following footnote shall be added to the title of the section entitled “C. Group Allocations” in Exhibit C-1:

(1)	Series 2009-D-II does not share in group allocations with other series. Therefore, certain figures set forth in section “B. Series Allocations” above, which include Series 2009-D-II, will not equal the corresponding figures set forth in this section “C. Group Allocations.”

(c) The section entitled “Delinquencies” under “D. Trust Performance” in Exhibit C-1 shall be deleted in its entirety and replaced with the following:

Delinquencies	Percentage of Ending Total Receivables
31-60 Days Delinquent	[	]%	$	[	]
61-90 Days Delinquent	[	]%	$	[	]
90+ Days Delinquent	[	]%	$	[	]

Total 30+ Days Delinquent	[	]%	$	[	]

(d) With respect to each Supplement dated as of November 8, 2012 or earlier, the following section shall be inserted after the section entitled “D. Trust Performance” in Exhibit C-1:

E. REPURCHASES AND REPLACEMENTS
Information required by Rule 15Ga-1(a) concerning the Trust:
[No activity to report for reporting period.]
Most recent Form ABS-15G:
Form ABS-15G filed on under CIK number

(e) With respect to each Supplement dated as of August 21, 2012 or earlier, the following parenthetical shall be added to the item entitled “Reserve Account Surplus” under “B. Monthly Period Funding Requirements” in Exhibit C-1:

(after giving effect to any principal distributions on the related Distribution Date)

(f) With respect to each Supplement dated as of August 21, 2012 or earlier, the following parenthetical shall be added to the item entitled “Reserve Account Closing Balance” under “B. Monthly Period Funding Requirements” in Exhibit C-1:

(after giving effect to any principal distributions and Reserve Account withdrawals on the related Distribution Date)

(g) With respect to each Supplement dated as of November 8, 2012 or later, the parenthetical included in the item entitled “Reserve Account Closing Balance” under “B. Monthly Period Funding Requirements” in Exhibit C-1 shall be deleted and replaced with the following:

(after giving effect to any principal distributions and Reserve Account withdrawals on the related Distribution Date)

(h) The item entitled “Required Reserve Account Amount” under “B. Monthly Period Funding Requirements” in Exhibit C-1 shall be moved above the item entitled “Reserve Account Opening Balance” in such section.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Ratification of Supplements. As amended by this Amendment, the Supplements are in all respects ratified and confirmed and each Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 3.02. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

SECTION 3.03. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 3.04. Effectiveness. The amendments provided for by this Amendment shall become effective as of January 29, 2014 upon:

(a) receipt by the Trustee of an Officer’s Certificate of each Transferor, dated the date of this Amendment, to the effect that each Transferor, respectively, reasonably believes that this Amendment will not have an Adverse Effect;

(b) receipt by the Transferors, the Servicer and the Trustee of written notice from each Rating Agency that the amendments provided for by this Amendment will not result in a reduction or withdrawal of its existing ratings on any outstanding Series or Class;

(c) receipt by the Trustee of an Opinion of Counsel delivered in connection with this Amendment pursuant to Section 13.02(d)(i) of the Agreement; and

(d) delivery of counterparts of this Amendment, duly executed by the parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the Transferors, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II,
as a Transferor

By:	/s/ Anderson Y. Lee
	Name:	Anderson Y. Lee
	Title:	President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, as a Transferor

By:	/s/ Kevin L. Thompson
	Name:	Kevin L. Thompson
	Title:	President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC, as a Transferor

By:	/s/ Denise D. Roberts
	Name:	Denise D. Roberts
	Title:	President

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer

By:	/s/ David L. Yowan
	Name:	David L. Yowan
	Title:	Treasurer

THE BANK OF NEW YORK MELLON, as Trustee and Securities Intermediary

By:	/s/ Michael Commisso
	Name:	Michael Commisso
	Title:	Vice President

[Omnibus Amendment to Series Supplements]